Date of Issuance:  September 23, 1997



                      THIS WARRANT AND THE WARRANT SHARES HAVE
                    NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                  OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED
                    UNDER ANY STATE SECURITIES LAWS, AND MAY NOT
                    BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED
                   OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED
                       OR AN EXEMPTION THEREFROM IS AVAILABLE

                          WARRANT TO PURCHASE COMMON STOCK
                                         OF
                                ELTRAX SYSTEMS, INC.


     THIS CERTIFIES THAT, for One and 00/100 Dollars ($1.00) and other good
and valuable consideration received,   BROADLAND CAPITAL PARTNERS, L.P.
("BROADLAND"), the holder of this Warrant or his assigns (the "Holder"), is entitled to purchase from Eltrax Systems, Inc., a Minnesota corporation (the "Company"), at the per share exercise price (subject to adjustment as provided in Section 6 hereof) of Six and 00/100 Dollars ($6.00) (the "Exercise Price"), 240,000 shares (the "Warrant Shares") (subject to adjustment as provided in Section 6 hereof) of the Company's common stock, $0.01 par value (the "Common Stock").

     SECTION 1. VESTING, TERM OF WARRANT, RESTRICTIONS ON TRANSFER, EXERCISE OF WARRANT.

SECTION 1.1. VESTING. The right to purchase Warrant Shares under this Warrant shall be subject to two separate vesting requirements, both of which must be satisfied. The first vesting requirement is as follows:

     a) When the closing price of the Common Stock for five (5) consecutive trading days equals or exceeds an average price per share (non-weighted) of Eight and 00/100 Dollars ($8.00), then the right to purchase the first 60,000 of the Warrant Shares shall thereafter meet the first vesting requirement.

     b) When the closing price of the Common Stock for five (5) consecutive trading days equals or exceeds an average price per share (non-weighted) of Ten and 00/100 Dollars ($10.00), then the right to purchase the second 60,000 of the Warrant Shares shall thereafter meet the first vesting requirement.

     c) When the closing price of the Common Stock for five (5) consecutive trading days equals or exceeds an average price per share (non-weighted) of Twelve and 00/100 Dollars ($12.00), then the right to purchase the third 60,000 of the Warrant Shares shall thereafter meet the first vesting requirement.

     d) When the closing price of the Common Stock for five (5) consecutive trading days equals or exceeds an average price per share (non-weighted) of Fifteen and 00/100 Dollars ($15.00), then the right to purchase the fourth 60,000 of the Warrant Shares shall thereafter meet the first vesting requirement.

With respect to each of the 60,000 Warrant Shares referenced in Section 1.1 (a, b, c, & d), the right to purchase 2,500 Warrant Shares shall meet the second vesting requirement on the first day of each month, beginning October 1, 1997. Notwithstanding the foregoing, in the event that the Company is a party to a merger or consolidation, which has the effect of changing the control of the Company's board of directors (or if any other company is the surviving corporation of such merger or consolidation, control of the surviving corporation's board of directors is not held by members of the Company's board of directors), and if William P. O'Reilly is not the Chairman of the board of directors of the surviving corporation, then the right to purchase all of the Warrant Shares shall immediately vest. Notwithstanding the foregoing, in the event that the letter agreement between the Company and Broadland, dated February 9, 1996 is terminated by either party, for any reason whatsoever, then the right to purchase any Warrant Shares which is not then fully vested shall immediately terminate.

     SECTION 1.2. TERM OF WARRANT. Subject to the terms of this Warrant, the Holder shall have the right, at the Holder's option, which may be exercised in whole or in part, at any time commencing at the time of the issuance of this Warrant and until 5:00 p.m. Eastern Daylight Savings Time on September 30, 2002 (the "Warrant Expiration Date"), to purchase from the Company the number of fully vested Warrant Shares that the Holder may at the time be entitled to purchase on exercise of this Warrant. After such time, this Warrant will be void.

     SECTION 1.3. RESTRICTIONS ON TRANSFER. The Warrants and the Warrant Shares will be restricted securities as defined under the Securities Act of 1933, as amended (the "Act") and therefore will not be transferable except in compliance with applicable federal and state securities laws, including Rule 144 adopted under the Act. Unless Warrant Shares shall have been duly registered under the Act and any applicable state securities laws, certificates representing such shares shall bear a legend comparable to the legend on the first page of this Warrant regarding restrictions on transfer. Unless the transfer restrictions have been terminated pursuant to Section 8 hereof, the Holder agrees to give written notice to the Company before offering for sale, selling or otherwise disposing of any of the Warrants or Warrant Shares, except when such offer, sale or other disposition is made pursuant to a registration statement then in effect under the Act and any applicable state securities laws. The notice shall describe briefly the manner of any proposed offer, sale or other disposition and shall be accompanied by a written opinion of counsel for such Holder, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that the proposed offer, sale or other disposition of such Warrants or Warrant Shares may be effected without registration under the Act or any applicable state securities laws.

     SECTION 1.4. EXERCISE OF WARRANT. This Warrant may be exercised upon surrender hereof to the Company at its principal office, together with the Purchase Form attached hereto duly filled in and signed, and upon payment to the Company of an amount equal to the product of the Exercise Price and the number of fully vested Warrant Shares being purchased (the "Aggregate Exercise Price").

     Subject to Section 1.3 and to Section 3 hereof, upon such surrender of this Warrant and payment of the Aggregate Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Aggregate Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder or the Holder's designated nominee a new Warrant evidencing the rights to purchase the remaining shares of Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

     SECTION 2. EXCHANGE OF WARRANT. Subject to Section 1.3 and Section 3 hereof, this Warrant may be exchanged for another Warrant or Warrants entitling the Holder, or any designated transferee or transferees of the Holder, to purchase a like aggregate number of Warrant Shares as this Warrant then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant, properly endorsed. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant or Warrants, as the case may be, as so requested.

     SECTION 3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder of this Warrant as such name is then shown on the books of the Company.

     SECTION 4. MUTILATED OR MISSING WARRANT. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of reasonably satisfactory indemnification or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     SECTION 5.     CERTAIN COVENANTS.

     SECTION 5.1. RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Any transfer agent for the Common Stock and any successor transfer agent for the Common Stock is hereby irrevocably authorized to cause to be issued from time to time the share certificates required to honor this Warrant upon its exercise in accordance with the terms hereof. The Company will supply any such transfer agent with duly executed share certificates for such purpose.

     SECTION 5.2. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all time in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Common Stock upon the exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     SECTION 5.3. LISTING. If the Company shall list any of its Common Stock on any securities exchange or automated quotation system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all of its Common Stock issued or, to the extent permissible under the applicable securities exchange or quotation system rules, issuable upon the exercise of this Warrant so long as any of its Common Stock shall be so listed.

     SECTION 6.     ANTI-DILUTION AND OTHER ADJUSTMENT PROVISIONS.

     SECTION 6.1. COMMON STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS. If the Company shall: (a) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (b) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares, or (c) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then in each case the Warrant Shares shall be adjusted to equal the number of such shares to which the Holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of such shareholder entitled thereto, and the Exercise Price shall be proportionately adjusted. An adjustment made pursuant to this Section 6.1 shall become effective immediately after such record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, split, combination or reclassification.

     SECTION 6.2. REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the Common Stock of the Company (whether pursuant to a merger of consolidation or otherwise), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of Common Stock, as the case may be, by a Holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of Common Stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     SECTION 6.3. DISTRIBUTIONS OF ASSETS OR SECURITIES OTHER THAN COMMON STOCK. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities, cash (other than dividends paid out of net surplus or current or retained earnings), other assets or evidences of its indebtedness, then in each case the Exercise Price shall be reduced by the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock. An adjustment made pursuant to this
Section 6.3 shall become effective immediately after such distribution date.

     SECTION 6.4. NOTICE OF CERTAIN CORPORATION TRANSACTIONS. The Company shall promptly mail to the Holder a notice of any proposed dividend, merger, dissolution, liquidation or winding up of the Company, stating the proposed record date (if any) or effective date for any such transaction and briefly describing the transaction.

     SECTION 6.5. NO ADJUSTMENT OR READJUSTMENT IN CERTAIN CIRCUMSTANCES. The Company shall not make any adjustment or readjustment of any of the Exercise Price or the number of Warrant Shares in the case of: (a) the exercise of this Warrant, or (b) the issuance or sale by the Company of Common Stock or rights or options pursuant to, or the adjustment of the exercise price, or the exercise or termination, of rights or options issued pursuant to, any employee stock option or similar plan of the Company, or (c) except as specifically provided in this Section 6, by reason of the issuance of shares of Common Stock or any other securities of the Company in exchange for cash, property or services or other consideration.

     SECTION 6.6. CERTIFICATE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Company, at its expense, shall as promptly as practicable compute such adjustment or readjustment in accordance with the provisions of this Section 6, and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment in based.

     SECTION 7.     REGISTRATION RIGHTS.

     SECTION 7.1. INCIDENTAL REGISTRATION. Until such time as any of the Warrant Shares may be sold pursuant to the provisions of Rule 144 adopted under the Act, whenever the Company proposes to file a registration statement with the Securities and Exchange Commission (the "Commission") for an offering of the sale of Common Stock for cash consideration only, if such registration statement would permit the inclusion of Warrant Shares to be sold on behalf of the Holder pursuant to the rules of the Commission, it will, prior to such filing, give prompt written notice to the Holder of its intention to do so and, upon the written request of the Holder given within twenty (20) days after the Company provides such notice, which request will state the intended method of disposition of the Warrant Shares (the "Disposition Method"), the Company will, subject to the other provisions of this Section 7, cause all Warrant Shares which the Company has been requested by the Holder to register to be included in such registration statement to the extent necessary to permit their sale or other disposition in accordance with the Disposition Method; PROVIDED THAT the Company will have the right to postpone or withdraw any registration effected pursuant to this Section 7 without obligation to the Holder.

     In connection with any offering under this Section 7.1 involving an underwriting, the Company will not be required to include any Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and applicable to all other sellers of shares in such offering, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If in the reasonable opinion of the managing underwriter the registration of all, or part of, the Common Stock which the Holder and other shareholders have requested to be included would materially and adversely affect such public offering, then the Company will be required to include in the underwriting only that number of shares, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect. If the shares of Common Stock to be included in the underwriting in accordance with the foregoing is fewer than the total number of shares which the Holder and other shareholders have requested to be included, then the Holder and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration will participate in the underwriting PRO RATA based upon the number of shares the Holder and each such holder of Common Stock has requested to be included in such registration.

     SECTION 7.2. OTHER PROVISIONS RELATING TO REGISTRATION RIGHTS. In connection with any registration pursuant to this Section 7, the company will:

          (a) use all reasonable efforts to cause such registration statement to become and remain effective for not less than thirty (30) days (the Holder hereby agreeing to furnish the Company, within fifteen (15) days following a request by the Company, with such information concerning the Holder to be included in such registration statement as may be reasonably requested by the Company), it being understood and acknowledged that the Company may be required to suspend effectiveness of such registration statement or notify the Holder to suspend any effort to effect sales of the Common Stock if the Company is attempting to consummate an acquisition or sale that would materially affect the Company's business;

          (b) furnish to the Holder and the underwriters, if any, participating in such registration such reasonable number of copies of the registration statement, each amendment thereto, preliminary prospectus, final prospectus, each amendment thereto, and other such documents as the Holder and underwriters, if any, may reasonably request in order to facilitate the public offering of such securities;

          (c) use its good faith reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder may reasonably request in writing within twenty (20) days following the original filing of such registration, except that the Company will not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (d) notify the Holder, promptly after it will receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;
          (e) notify the Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) prepare and file with the Commission, promptly upon the reasonable request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Warrant Shares by the Holder;

          (g) prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances in which they were made, not misleading;

          (h) advise the Holder, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its good faith, reasonable efforts to prevent the issuance of any stop order or to obtain its prompt withdrawal if such stop order should be issued.

          (i) if an underwriter is used by the Holder and approved by the Company, enter into an underwriting agreement that is satisfactory to the Company and the Holders.

          (j) upon the request of one or more holders of Warrant Shares then being registered, the Company will cooperate with any underwriters (as defined in the Act) for the requesting party approved by the Company (which approval will not be unreasonably withheld), including, without limitation, providing such information, certificates, comfort letters of accountants and opinions of counsel as may be customarily and reasonably requested by such underwriters.

          (k) pay all fees, disbursements and expenses in connection with the registration, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of complying with applicable securities or blue sky laws, but excluding Holder's attorney's fees and any underwriter's fees or commissions.

          (l) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:


               (1) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

               (2) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Act and the Exchange Act so as to permit the Holders to sell the Warrant Shares pursuant to Rule 144; and

               (3) so long as a Holder owns any Warrant Shares, furnish to Holders upon request a written statement by the Company as to its compliance with the reporting requirements under the Exchange Act and the Act as required by Rule 144, a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Warrant Shares without registration.

SECTION 7.3.   INDEMNIFICATION RELATING TO REGISTRATION OF WARRANT SHARES.
In the event of any registration of any Warrant Shares under the Act pursuant to this Warrant, Company will indemnify and hold harmless the seller of such Warrant Shares, each underwriter of such Warrant Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Act, the

Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of any seller, underwriter or controlling person specifically for use in the preparation thereof.

     In the event of any registration of any Warrant Shares under the Act, each seller of Warrant Shares ("Seller"), severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Act, Exchange Act, state securities or blue sky laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such shares were registered under the Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement.

     Each party entitled to indemnification under this Section 7.4 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld); and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 7.4 to the extent such Indemnifying Party was not harmed by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party will pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     In order to provide for just and equitable contribution to joint liability under the Act in circumstances in which the indemnity provisions provided for in this section are for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms; then, in each such case, the Company and such Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Seller, on the other hand, with such relative fault determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Seller, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 22(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     SECTION 8.     TERMINATION OF RESTRICTIONS.  The restrictions imposed by
Section 1.3 hereof upon the transferability of any Warrant Shares shall cease and terminate as to any Warrant Shares (a) when such securities shall have been effectively registered under the Act and any applicable state securities laws and disposed of in accordance with the registration statement(s) covering such securities, or (b) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Act and applicable state securities laws. Whenever such restrictions shall terminate as to any Warrant Shares, the Holder shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend as to restrictions on transfer.

     SECTION 9. NO RIGHTS AS A SHAREHOLDER; NOTICES TO THE HOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company. If, however at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its Common Stock or make any distribution to the holders of its Common Stock;

          (b) the Company shall offer to the holders of its Common Stock any additional Common Stock or securities convertible into Common Stock or any right to subscribe thereto; or

          (c) a reclassification, consolidation, merger or sale or all or substantially all of the Company's property, assets and business as an entirety or a dissolution, liquidation or winding up of the Company shall be proposed;


then in any one or more of such events, the Company shall give notice in writing of such event to the Holder as provided in Section 11 hereof at least twenty (20) days prior to the date fixed as a record date for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice shall specify such record date. Failure to mail such notice or any defect in such notice or in the mailing of the notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     SECTION 10. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

          (a) The Company is a corporation duly organized with its principal place of business in Michigan, validly existing and in good standing under the laws of the State of Minnesota, and has full power and lawful authority to carry on its business;

          (b) The Company has the full corporate power to execute, deliver and issue this Warrant and to carry out its obligations hereunder; the execution, delivery and issuance of this Warrant, and delivery and issuance of Warrant Shares upon exercise of this Warrant, have been duly and validly authorized by the Board of Directors of the Company; no other corporate acts or proceedings on the part of the Company are necessary to authorize this Warrant or the Warrant Shares; and this Warrant constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws and equitable principles of general appreciation relating to or affecting the enforcement of creditor's rights and remedies.

          (c) The Warrant Shares will, when issued pursuant to this Warrant, be duly authorized and validly issued, fully paid and nonassessable, and not subject to preemptive rights;

          (d) No consent or approval by, or filing with, any governmental authority is required in connection with the execution, delivery and issuance by the Company of this Warrant or the delivery and issuance of the Warrant Shares other than such as have been obtained or made (or as may be required in the future under applicable securities laws in connection with the transfer or exercise of this Warrant or the resale of the Warrant Shares); and

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
          (e) The execution, delivery, issuance of this Warrant and the delivery and issuance of the Warrant Shares will not result in the violation of any term or provision of the charter or by-laws of the Company or any loan agreement, indenture, note or other instrument, or decree, order, statute, rule or regulation applicable to the Company (subject, however, to compliance with applicable securities laws in connection with the transfer or exercise of this Warrant or the resale of the Warrant Shares).

     SECTION 11. NOTICES. Any notice pursuant to this Warrant by the Company or by the Holder shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Company, at its principal office at 2000 Town Center, Suite 690, Southfield, Michigan 48075, or (b) to the Holder, at its or his address as indicated in the books and records of the Company. Either party may from time to time change the address to which notices to it are to be delivered or mailed under this Warrant by notice in writing to the other party.

     SECTION 12. SUCCESSORS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to principles of conflict of laws.

     SECTION 14. CAPTIONS. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.


     IN WITNESS WHEREOF, the undersigned has executed this Warrant this 23d day of September, 1997.

                               ELTRAX SYSTEMS, INC.


                              By: /s/ William P. O'Reilly
                                 ----------------------------
                                   William P. O'Reilly
                                   Chairman and CEO



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

                                ELTRAX SYSTEMS, INC.

                                   PURCHASE FORM


     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _________ shares of Common Stock of Eltrax Systems, Inc., hereby makes payment of $___________ in payment of the Aggregate Exercise Price thereof, and requires that certificates for such shares be issued in the name of:


_______________________________________________________________________________
               (Please Print Name and Social Security No.)

_______________________________________________________________________________
                         (Street Address)

_______________________________________________________________________________
                    (City, State and Zip Code)


DATED:________________________ , ______

Name of Warrantholder or Assignee:_____________________________________________
                                        (Please Print)

Address:_______________________________________________________________________

        _______________________________________________________________________

Signature:_____________________________________________________________________









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


                                    ASSIGNMENT


                   (To be signed only upon assignment of Warrant)


     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


_______________________________________________________________________
               (Name of Assignee Must be Printed or Typewritten)


_______________________________________________________________________
                         (Street Address)


_______________________________________________________________________
                    (City, State and Zip Code)

the within Warrant, irrevocably constituting and appointing
_______________________________ Attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

DATED:______________________ , ______



______________________________
Signature of Registered Holder








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